SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 29, 2005.

BioTime, Inc.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	1-12830 (Commission File Number)	94-3127919 (IRS Employer Identification No.)

6121 Hollis Street
Emeryville, California 94608
(Address of principal executive offices)

(510) 350-2940
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 3-Securities and Trading Markets

Item 3.01- Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     On April 21, 2005 we received notice from the staff of the American Stock Exchange indicating that we do not meet certain of the Exchange’s continued listing standards as set forth in Section 1003(a)(iii) of the AMEX Company Guide in that we have shareholders equity of less than $6,000,000 and have incurred losses during the last five fiscal years. Accordingly, the staff of the Exchange determined to proceed with the filing of an application to the Securities and Exchange Commission under Securities Exchange Act Rule 12d-2 to delist our common shares and warrants from the Exchange.

     We appealed this determination to the Exchange’s Committee on Securities. However, on June 29, 2005 we were notified that the Committee on Securities has determined to uphold the Exchange’s staff determination and to proceed with the delisting of our common shares and warrants.

     Our shares and warrants will not be listed or traded on the AMEX after July 14, 2005 but will be eligible for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. We will announce the new trading symbols for our common shares and warrants as soon as practicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.
Date: July 6, 2005	By /s/ Steven Seinberg Chief Financial Officer